Exhibit 99.2
Urban Edge Properties
Project Descriptions
October 2017

Please refer to page 17 for forward-looking statements and other information.

NEW JERSEY
Bergen Town Center (BTC) (~19% of asset value) is a unique, value-oriented/outlet retail property located 8 miles west of the George Washington Bridge in densely-populated Paramus, NJ. BTC fronts Rt. 4, which carries over 160,000 vehicles per day. The Paramus zip code (07652) reportedly produces more retail sales (>$6 billion) than any other zip code in the country owing to the presence of BTC, Garden State Plaza, Paramus Park Mall, IKEA and a plethora of retail along Rtes. 4 and 17. This tremendous productivity exists despite Bergen County’s “blue laws” which prohibit most retail sales on Sunday. BTC draws New Yorkers attracted by a lower sales tax and the exemption of clothing from sales tax. The center’s trade area contains 1.5 million people with a $102,000 average household income (AHI).

BTC comprises three components on both sides of Forest Avenue.

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The west side on 52 acres includes 1,100,000 square feet (sf) of retail space, all of which is effectively 100% leased. Tenants include Target, Century 21, Whole Foods, 12 junior anchors including Home Goods, Marshall’s, Nordstrom Rack, Off Fifth and Bloomingdale’s Outlet, Lincoln Tech, over 50 smaller merchants and nine outparcels which include, among others, ULTA, CVS, Jared, Chase Bank, Olive Garden, Bahama Breeze and 2 quick serve restaurants (QSRs).

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The 28 acre east side contains 211,000 sf comprising Lowe’s, REI, Kirkland’s, Red Robin and 5,000 sf of vacancy. It also includes two development parcels approved for approximately 40,000 sf and 20,000 sf, respectively.

•	Adjacent to Lowe’s on 8 acres of leased land are 24 Hour Fitness and Miller’s Ale House. This acreage and square footage are not included in the statistics presented above.
Estimated total sales from BTC are approximately $500 million annually. In-line retailers average almost $600 psf and Target, Whole Foods and Century 21 are strong performers within their respective chains.

A number of value-creating initiatives are planned, underway or completed.

•	Construction has begun on the east side’s larger development parcel for a 40,000 sf Best Buy relocating from Garden State Plaza and opening in 2Q18.

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•	Construction is also underway on a new, 45,000 sf, national discounter in previously unusable, second level space above Off Fifth and Marshalls. This new anchor will open in 2Q19.

•	Completion of 15,000 sf of unfinished space adjacent to REI on the east side; Kirkland’s is open in 10,000 sf.

•	Expand Nike (discussions) and Kay Jewelers (under construction)

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Replace 2 underperforming QSRs, a Midas Muffler shop and a vacant former bank with 4 new restaurants. Thus far, tenants are a high-end steakhouse for the 2 QSRs, Cava Grill for the bank space (open) and a well-known breakfast/lunch operation for the auto shop (LOI).

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As existing leases expire over the next 3-4 years, replace 10 tenants aggregating 46,800 sf and generating sales below center average with more productive merchants paying $15 psf more. Target merchants include Victoria’s Secret, Bath & Body Works and Express.

•	Renew Marshalls’ 41,000 sf lease expiring in 2019 at a materially higher rent.

•	Develop up to 20,000 sf of retail on the smaller approved pad on the east side.

•	Create and ground lease a high value outparcel fronting Rt. 4 in the northwest corner of the west side.

Hudson Commons (with Hudson Mall, ~3% of asset value) is a 236,000 sf shopping center located at the southwest corner of Rt. 440 and Routes 1-9 on the west side of Jersey City. The one mile stretch of Rt. 440 from the property south is a designated redevelopment area and is seeing significant new construction. At the south end of this stretch is the proposed Bayfront master planned community approved for over 8,000 residential units and several million sf of commercial space. The current development activity is expected to transform this part of Jersey City into a residential alternative to Manhattan and the east side of Jersey City. The property contains 236,000 sf of retail space including Lowe’s, P.C. Richard, Advance Auto Parts, Kid City, Party City, Sleepy’s and a Burger King paying a rent far below market. The center is in a NJ Urban Enterprise Zone and, as such, the applicable sales tax is 3.44%, one half of the regular levy. The 1-mile radius around the center, but not crossing the Hackensack River, contains 27,000 people with an $83,000 AHI, while the modified 3-mile ring encompasses 225,000 people with an $81,000 AHI.

Hudson Mall (with Hudson Commons, ~3% of asset value) abuts Hudson Commons to the south. The 383,000 sf shopping center, which is partially enclosed and partially open-air, includes Big Lots, Marshalls, Toys “R” Us, Asian Food, Old Navy, Palace Theater, Pep Boys and Staples, a gym, 4 sit-down restaurants, 2 QSRs, 2 fast food operators, 24 shops, a gas station, a car dealer and 5 vacancies. The property had been under the same ownership since its original

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development in 1967. Toys’ rent is materially below market and may present a restructuring opportunity.

Hudson Mall and Hudson Commons combined have 1,800 linear feet of frontage on both Rt. 440 and the Hackensack River and will, over time, present multiple redevelopment opportunities. Additionally, as the surrounding area gentrifies and densifies, rents should increase significantly.

Tonnelle Commons (~4% of asset value) on heavily-traveled Rt. 1/9 in North Bergen, NJ is a dominant, open-air retail center serving the densely-populated trade area bounded by I-95 to the north and west, I-495 (Lincoln Tunnel access) to the south and the Hudson River to the east.  The 3-mile radius around the property excluding areas across the Hudson and Hackensack Rivers is home to over 200,000 people with an AHI exceeding $80,000.  The center contains 413,000 sf of retail space including Walmart and BJ’s, PetSmart and Staples, 8 shops, an Applebee’s, 2 QSRs, a Wendy’s and a Popeyes under construction. Tenants generate sales exceeding $250 million annually.  The Walmart and BJ’s are also the most convenient discounter and warehouse club for many Manhattan residents.  In the future, a 100,000+ sf self-storage facility may occupy the underutilized parking lot west of Walmart. The center is in a NJ Urban Enterprise Zone and, as such, the applicable sales tax is 3.44%, one half the regular levy.  Land scarcity and infrastructure, primarily roads, limit significant new competition.

Approximately 3.5 miles south of Tonnelle Commons is Kennedy Commons (<1% of asset value), a 62,000 sf center offering a 56,000 sf Food Bazaar and 3 shops and a QSR totaling 6,000 sf. The property has a prominent location on Kennedy Ave., an important north-south artery running down the spine of this densely-populated area. Within 3 miles of the site, but without crossing the Hudson or Hackensack Rivers, are 373,000 people with a $96,000 AHI. Bogopa, a family-owned company focusing on underserved markets, owns and operates 24 Food Bazaar stores in NY, NJ and CT. It purchased the subject lease from A&P for $9 million and spent millions more on a total renovation and upgrade.

Hackensack Commons (~3% of asset value) in Hackensack, NJ is just off the intersection of Route 4 and heavily-trafficked Hackensack Avenue and is adjacent to Simon’s Riverside Square mall and Avalon Bay’s Hackensack at Riverside apartment complex. The mall, the Continental Plaza corporate office park across the street and the nearby New Bridge Landing station on NJ Transit’s Pascack Valley line and its commuter parking lots draw considerable traffic past the property. The center contains 275,000 sf of retail space including Home Depot, 99 Ranch (under construction for 1Q18 opening), Staples and Petco, 11 shops (2

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under construction), 2 sit-down restaurants, 8 QSRs and 3 vacancies (1 in lease). Daytime employees from the office buildings heavily patronize the food merchants. 99 Ranch Market, one of the largest Asian grocers in the country, will differentiate the center and bring back customers shopping elsewhere since the previous grocer, Pathmark, closed. The 3-mile radius includes over 200,000 people with a $100,000 AHI. When all tenants under lease today are open, center sales should exceed $110 million annually.

Garfield Commons (~2% of asset value) on Passaic Street in Garfield, NJ is a 263,000 sf, infill project capitalizing on a retail void in a densely-populated, middle income area. It comprises Walmart, Marshalls, Burlington, PetSmart, Ulta, 2 shops, 2 restaurants (1 sit-down and 1 fast food), an urgent care facility and 2 vacancies (both in lease). The 3-mile radius adjusted so as to not cross the Passaic River includes 160,000 people with an AHI of $86,000. The center’s merchandising mix, the sheer number of people in the immediate area and the reliance on local roads produce excellent traffic at the property. Walmart came to the site in 2009 as part of the redevelopment of a former warehouse park and its sales are excellent. The more recent decisions of Marshalls, Burlington, PetSmart and Ulta to join Walmart validate the quality of this location. There are multiple prospects for the 3,000 sf of existing vacancy and plans for another 15,000 sf of shops are on the drawing board. Walmart does not report sales, but $175 million annually for the center is a reasonable estimate once all tenants are open.

Carlstadt Commons (<1% of asset value) in Carlstadt, NJ is a 78,000 sf center offering Stop & Shop, a Banfield pet clinic, a wine store, a laundromat, 2 QSRs and Burger King. The property is in a densely-populated area; within 3 miles are 239,000 people with an AHI of $79,000. Carlstadt is within two miles of Garfield Commons and Rutherford Commons and, like Garfield, is served primarily by local roads.

Rutherford Commons in East Rutherford, NJ is a 197,000 sf center comprising Lowe’s, 7 shops, 6 sit-down restaurants, 6 QSRs and two vacancies. The property is on Rt.17, a major highway between Rt. 3 and I-80, and is roughly two miles southeast of the Company’s Carlstadt Commons. The Lowe’s does not report sales, but is a strong unit. Three-mile population is 165,000 with an AHI of $92,000; the 5 mile numbers are not meaningful owing to barriers created by major roads and waterways.

Lodi Commons (<1% of asset value) in Lodi, NJ is an 85,000 sf neighborhood center occupied by Aldi, Blink Fitness, a post office, 4 shops, 2 QSRs, a fast food operation and 3 vacancies. The property is shadow-anchored by a vacant Kmart.

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Within 3 miles are 282,000 people with a $75,000 AHI. Lodi Commons is an infill project and its trade area overlaps with other Company assets including Garfield, National Wholesale Liquidators, Bergen Town Center and Hackensack.

The National Wholesale Liquidators (NWL) (~1% of asset value) building in Lodi, NJ is a partial one-level, partial two-level, 171,000 sf, single-tenant structure. NWL is a warehouse-style, closeout discounter operating 11 stores in NY, NJ and MA. Its lease expires in 2023. Demographics are strong as there are 224,000 people with an AHI of $87,000 within 3 miles. NWL’s trade area overlaps to some extent with those of Bergen Town Center, Hackensack Commons and Garfield Commons, all 3 of which are within 2.5 miles. The site is on Rt. 17, a major highway, and is highly visible from it and I-80.

Totowa Commons (~2% of asset value) on Rt. 46 in Totowa, NJ is an important part of a major commercial node including Willowbrook Mall and Wayne Towne Center that serves much of northwestern NJ. Its 5-mile radius contains 340,000 residents with AHI over $100,000, but its position on the edge of the denser suburbs gives it drawing power farther north where there is no significant competition.  The center’s irreplaceable location provides visibility and access from both I-80 and Rt. 46. The property contains 271,000 sf and includes Home Depot, a Bed, Bath & Beyond, buybuyBaby, World Market and Harmon combo, Marshalls, Staples and a Fortunoff Backyard. Tenant sales exceed $110 million annually.  Home Depot wants to expand and Staples just extended its lease, evidence of the center’s appeal to both merchants and consumers.

Whole Foods occupies this 18,000 sf, single-tenant building in Montclair, NJ (<1% of asset value), 7 miles east of Urban Edge’s East Hanover complex. The grocer generates tremendous sales from this small space. The store is on Bloomfield Avenue, the main commercial street in this affluent, sought after community. Within 3 miles are 162,000 people with an AHI of $125,000. The site is irregularly configured and parking and circulation are suboptimal. Efforts are underway to purchase one or more adjacent residential properties which would provide the opportunity to add parking, improve circulation and, possibly, expand the store. Whole Foods has 3 years left on its lease and a renewal with a significant rent increase is anticipated. Should the space ever become vacant, the site is well suited and recently rezoned for multifamily residential over retail, a product in high demand.

Kearny Commons (~1% of asset value) on Passaic Ave. in Kearny NJ is a 104,000 sf property comprising LA Fitness (a top performer in that chain), Marshalls, Applebee’s, Burger King and a bank. The immediate area is

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experiencing significant revitalization as evidenced by the new BJ’s center across Passaic Ave. and the 300-unit apartment project planned on the parcel immediately to the south. Public approvals for a 20,000+/- sf building north of Marshalls, half of which is in lease, and a new pad in the southeast corner of the property for Starbucks are in process. The combination of the expanded Kearny Commons, the new BJ’s, inevitable renovation of the Kmart-anchored center north of BJ’s and across from the Commons and the existing, highly-productive ShopRite south of BJ’s will become a primary retail node that will draw from the 71,000 people with AHI of $80,000 living within 3 miles north and east of the Passaic River. To the extent the property draws south and west of the river, the catchment is 354,000 people with an AHI of $59,000.

Brunswick Commons (~2% of asset value) in East Brunswick, NJ is on State Highway 18, a major arterial running from the Jersey Shore north to I-287. The Highway 18/Tices Lane intersection includes the largest concentration of retailers serving the surrounding communities. Lowe’s, Kohl’s, Dick’s Sporting Goods, LA Fitness, P.C. Richard and TJ Maxx, Verizon and a Carrabba’s/Bonefish Grill combo occupy 427,000 sf and produce over $75 million in sales. The center’s 5-mile radius captures 263,000 people with a $95,000 AHI. A 10,000 sf expansion is planned.

The Union Home Depot (~2% of asset value) in Union, NJ benefits from its size (232,000 sf) and location. The building previously included a Home Depot Expo that was subsequently absorbed into the main store. As a result, the merchandising here is more extensive and somewhat more upscale than the typical Home Depot. The site has visibility and access from I-78 and from busy Springfield Avenue on which it has significant frontage. The 3-mile radius has 161,000 residents with a $122,000 AHI; these metrics at 5 miles are 525,000 and $99,000. Home Depot’s lease runs through 2039 and it has 50 years of options with rent growth. The site has redevelopment potential should it ever come available.

West Branch Commons (~2% of asset value) in Union, NJ has unparalleled access and visibility from the Garden State Parkway and from heavily utilized Rt. 22 and Morris Avenue. The center contains 276,000 of retail space including Lowe’s, a Toys R” Us/Babies “R” Us combo, Office Depot, 8 shops, a sit-down restaurant and a bank. Tenant sales exceed $66 million annually. Within one mile are 22,000 people with a $104,000 AHI and within 3 miles are 283,000 people with a $76,000 AHI.

Hanover Commons (~5% of asset value) including the warehouses, REI and Panera Bread) in East Hanover, NJ is part of an important retail concentration

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stretching along Rt. 10, a major arterial serving the affluent western NJ suburbs of NYC. Most popular discounters, warehouse clubs, category killers and off-price operators found in typical open-air shopping centers are on this 3 mile stretch of road and Hanover Commons is in the densest section. The 5-mile radius around the property includes approximately 150,000 residents with a $155,000 AHI. The center also benefits from a large, daytime office population. The center contains 343,000 square feet of retail space including Home Depot (the first one in NJ), Dick’s Sporting Goods, Marshall’s and Burlington, an Asian grocer, 2 sit-down restaurants (Applebee’s and Sakura Grill), 6 QSRs, 5 other merchants and 1 vacancy. Tenant sales exceed $110 million annually.  The newly-opened Off Fifth, F21 Red and the under construction Paper Store absorbed 46,000 sf of prior vacancy. Sales reported by Home Depot, Marshalls and Dick’s Sporting Goods are all above their respective chain averages. A $5.1 million renovation of all building facades and common areas will be completed in 2017.

Abutting Hanover Commons to the north is the East Hanover Commerce Park
(with Hanover Commons, REI and Panera, ~5% of asset value) comprising 5 warehouse buildings totaling 942,000 sf. The buildings are extremely popular with a variety of warehouse and non-warehouse businesses including cell phone assembly, glass fabrication, furniture restoration and the manufacturing and packaging of flavorings. This popularity arises from the scarcity of such product so close to NYC and the ease of access to I-80, I-280 and I-287. Between 2014 and 2016, ownership invested over $20 million for new roofs, interior lighting, loading dock doors and electrical services and for repaving, restriping, draining and landscaping exterior common areas. Prior to the renovations, the buildings were 43% leased at an average rent less than $4.00 psf. They are now 92% leased and the asking rent for the remaining vacancy (77,755 sf) is $6.25 psf. Interestingly, the Home Depot in Hanover Commons was originally a warehouse.

Approximately 1,500 feet east of Hanover Commons on a separate Rt. 10 parcel are REI and Panera Bread (with Hanover Commons and East Hanover Commerce Park, ~5% of asset value) totaling 28,000 sf.

Millburn Gateway Center (~1% of asset value) in Millburn, NJ is a former
Lord &Taylor department store that was converted to a retail/office/medical building in the early 1980s. The 102,000 sf center is on Millburn Avenue in the heart of this affluent NYC bedroom community and enjoys easy access to I-78 and to NJ Transit rail and bus lines. Within 3 miles of the property are 144,000 people with a $129,000 AHI, growing to 467,000 people and $105,000 within 5 miles. Trader Joe’s, PetSmart and CVS occupy 38,000 sf and generate strong sales. The remaining 64,000 sf comprise a gym, 6 dental practices, 2 physical therapists and

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3,000 sf of vacancy. With a rezoning, it may be possible to add a small residential component in the northeast corner of the site.

Briarcliff Commons (~1% of asset value) in Morris Plains, NJ is a 177,000 sf center occupying the southeast corner of the busy Rt. 10/Rt. 202 intersection 6 miles west of Urban Edge’s East Hanover Complex. Rt. 10 is a major east-west arterial while Rt.202 provides convenient access from the affluent communities north of the center. Three mile population and AHI are 60,000 and $129,000, respectively, while five mile measures are 149,000 and $134,000, respectively. The center also draws daytime traffic from the significant, surrounding office population. Kohl’s anchors the 175,000 sf property which also includes 11 shops, a Chipotle, a bank, a gas station and 4 vacancies totaling 60,000 sf. Among the vacancies is the center’s former ShopRite space. A planned redevelopment will fill the former grocer box, add several new restaurants including a popular fast food operator and improve curb appeal and vehicular circulation by demolishing 2 shop spaces to create a drive between the vacant supermarket space and the small shop wing.

Rockaway River Commons (~1% of asset value) in Rockaway, NJ is 4 miles northwest of Urban Edge’s Briarcliff Commons. It is a 175,000 sf, open-air center anchored by ShopRite and TJMaxx and includes 8 shops, an Applebee’s, Popeyes and 3 vacancies. ShopRite produces very strong sales. It recently extended its lease by 20 years with a significant rent increase and is expanding by roughly 10,000 sf into previously unleasable space and part of Dollar Tree’s current premises. The property’s location on busy Rt. 46 not far from Rt.10 provides easy access for the 71,000 people with a $107,000 AHI living within 3 miles.

The Plaza at Woodbridge (~2% of asset value) in Woodbridge, NJ enjoys a superior location at the northwest corner of Rt. 1 and Woodbridge Center Drive/Gill Lane directly across Rt. 1 from GGP’s Woodbridge Center. This intersection is fully signalized, allowing left turns in all directions. Within 3 miles of the property are 140,000 people with a $101,000 AHI. At 5 miles these metrics are 336,000 and $99,000. The center also benefits from a large daytime office population at Woodbridge Corporate Plaza and other office parks clustered around Amtrak’s Metrocenter station less than 2 miles away. The property contains 411,000 sf including Best Buy, Raymour & Flanigan, a Toys “R” Us/Babies “R” Us combo, Best Buy, Harbor Freight and Retro Fitness, 7 shops, 5 sit-down restaurants, 4 QSRs, a trade school, a bank and 2 vacancies (a 60,000 sf basement and a 20,000 sf, second floor office). The basement space may accommodate a climate-controlled, self-storage facility and the property is a candidate for renovation and remerchandising.

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Woodbridge Commons (~1% of asset value) in Woodbridge, NJ is a 226,000 sf center located in the northeast quadrant of the intersection of Rt. 9 and West Pond Road, two very busy arterials providing access to the nearby Garden State Parkway. A 3-mile radius encompasses 135,000 people and an $84,000 AHI, while a 5-mile ring picks up 320,000 people with a $97,000 AHI. A very strong Walmart, an Advance Auto/Mavis combo, a Dollar Tree, 2 shops, a Pizza Hut and 3 vacancies comprise the offering. One 6,000 sf vacancy is being subdivided into 3 QSRs (2 LOIs). Additionally, across Rt. 9 and with no direct physical connection, is a 36,000 sf building previously occupied by Syms. This building has inadequate parking and servicing and may be redeveloped to correct those deficiencies or to create 2-3 pads.

Greenbrook Commons (~1% of asset value) in Watchung, NJ is a 170,000 sf center that includes BJ’s, a popular thrift shop, 4 small stores, 2 QSRs, an urgent care facility, a bank and one vacancy. The center’s 3-mile radius encompasses 113,000 people with an AHI of $121,000 growing to 249,000 people and $142,000 at 5 miles. BJ’s performs very well even after having absorbed the 2013 impact of a new Costco 3 miles west in the Company’s West End Commons. The adjacent, powerful Watchung Square with Walmart, Target, Home Depot, Stop & Shop and more than a dozen other popular tenants and Seritage’s proposed redevelopment of the Sears site across Rt. 22 create a powerful retail node.

West End Commons (~1% of asset value) in North Plainfield, NJ is a 239,000 sf center with 3,000 linear feet of frontage along Rt. 22, the major arterial serving the area’s affluent suburbs. Three mile demographics are 119,000 people with an AHI of $95,000 growing to 228,000 people and $122,000 at 5 miles. Costco replaced Kmart and Pathmark in 2013 and is reportedly producing excellent sales. Significant redevelopments since then include backfilling a vacant Circuit City with AAA and Tile Shop, replacing a 6,500 vacant strip building with a 12,500 sf La-Z-Boy, partially demolishing and partially retrofitting a vacant restaurant building to accommodate a Texas Roadhouse and an Aroogas Grille House & Sports Bar and constructing a 20,000 sf building 60% leased to Petco. There is also an IHOP restaurant and a small vacancy between the Roadhouse and Aroogas.

Town Brook Commons (~1% of asset value) in Middletown, NJ is a 231,000 sf, Stop & Shop-anchored neighborhood center that also has Kohl’s and Big Lots. The property competes with several other strip centers on a 4-mile stretch of Rt. 35 between the property and Hazlet to the west. Joining the larger tenants are 14 shops, 2 QSRs, a bank, a dentist and a vacancy. A 3-mile radius captures 51,000 people with an AHI of $138,000; the 5-mile metrics are 137,000 people and $135,000. Total center sales are approximately $50 million. Developers have

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proposed a project on 120 acres directly across Rt. 35 comprising 350 residential units and 340,000 sf of retail including a Wegmans and a boutique theater. Originally presented in 2016, the project has generated significant citizen opposition. The fate of that proposal is uncertain, but the developers are advertising a 2019 opening.

One Lincoln Plaza and 21 East Broad Street are two small buildings in the upscale community of Westfield, NJ (<1% of asset value) acquired with the Ackerman portfolio. One Lincoln Plaza is a 17,000 sf, three-story, fully-leased, former PNC bank office that is today a PNC bank branch on the ground level and 8 rental apartments on the two floors above. 21 East Broad Street is a 4,800 sf, fully-leased retail property leased to a burger shop and a bakery. Both assets are on Broad Street, a shopping district offering quality stores such as Lord & Taylor, Trader Joe’s, Victoria’s Secret, Williams Sonoma, Urban Outfitters, Banana Republic and Athleta. The 3-mile radius contains 109,000 people with a $160,000 AHI. These non-core assets will be sold at the appropriate time.

Brick Commons (~2% of asset value) is in Brick, NJ 1.5 miles west of the Garden State Parkway at the intersection of Rt. 70 and Chambers Bridge Road, two of the most heavily-traveled thoroughfares in this part of the state. The center’s 3-mile radius encompasses 70,000 people with a $78,000 AHI. Expanding the radius to 5 miles captures over 200,000 people with an $86,000 AHI. The property dominates the trade area and draws shoppers beyond 5 miles. The center comprises 278,000 sf including Kohl’s, ShopRite, Marshalls, 12 shops, 4 QSRs, a bank and an urgent care facility. Tenants generate over $130 million in sales. The center will receive a $6 million renovation of its facades and common areas in 2017/18.

Manalapan Commons (~2% of asset value) in Manalapan, NJ is a 208,000 sf shopping center at the corner of Route 9, a major north-south arterial through this part of the state, and Craig Road. A 3-mile radius captures 55,000 people with an AHI of $107,000, expanding to 116,000 people and $118,000 at 5 miles. The center offers A.C. Moore, Babies “R” Us, Bed Bath & Beyond, Best Buy, Five Below, Modell’s, PetSmart, a bank, 2 shops and 2 QSRs. The adjacent Wegmans is a strong draw to the immediate area. There are also 6 acres of undeveloped land on the west side of the property.

The Plaza at Cherry Hill (~1% of asset value) in Cherry Hill, NJ occupies prime real estate abutting PEI’s Cherry Hill Mall, a major shopping destination. The center has extensive frontage on and signalized access to Route 38 (56,000 vehicles per day), the main road serving this densely-populated area, and on Church Road, a convenient alternative to Route 38. Within 3 miles of the property

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are 116,000 people with a $84,000 AHI, expanding to 290,000 people and $87,000 at 5 miles. Raymour & Flanigan, LA Fitness, Aldi, Guitar Center, Restoration Hardware, Sam Ash Music and Total Wine, 4 sit-down restaurants, 4 shops and 6 vacancies occupy 413,000 sf. A renovation is planned and two large pad sites are also available for development, possibly residential.

Marlton Commons (~2% of asset value) in Marlton, NJ occupies a highly visible location at the intersection of Rts. 70 and 73, a major crossroads for this part of southern NJ. Its 3-mile radius encompasses over 71,000 people with a $127,000 AHI. The center contains 213,000 sf of retail space including Kohl’s, ShopRite, Wineworks and PetSmart, a bank and a sit-down restaurant, the rent for which is significantly under market. Tenants produce over $100 million in sales annually. Shake Shack and honeygrow (5,400 sf combined) are under construction for 2Q18 openings. Kohl’s will allow an additional 25,000 sf of new retail abutting its east side.

NEW YORK
Bruckner Commons and the adjacent Shops at Bruckner (~5% of asset value) contain roughly 500,000 sf of retail space. The centers occupy the southeast and a portion of the southwest corner of the very busy, highly visible intersection of the Bruckner Expressway/Bruckner Boulevard and White Plains Road. Numerous bus lines stop along White Plains Road and the Parkchester subway station is less than ¾ mile away. Within 3 miles of the property are over 650,000 underserved consumers with a $53,000 AHI. Kmart, Toys “R” Us, a 50,000 sf Burlington under construction and a 48,000 sf ShopRite also under construction anchor the complex which also includes Old Navy and Marshalls. The supermarket will be the first ShopRite in the Bronx and will provide badly needed goods and services to this notorious “food desert.” A $57 million renovation of the southern half of Bruckner Commons that will incorporate the new Burlington and ShopRite is underway and will be fully completed in 2018. Executed leases with Boston Market and T-Mobile with rents in the mid-$100s psf attest to the site’s retail power. Efforts to recapture the Kmart, a top 10 performer in that chain that pays a below market rent, are ongoing.

Yonkers Gateway Center (~4% of asset value) in Yonkers, NY is the dominant, open-air center on Route 100 (Central Avenue), the area’s primary retail corridor. Within 3 miles are 126,000 people with a $167,000 AHI. At 5 miles, those numbers are 390,000 and $134,000. The center contains 437,000 sf including Burlington and Bob’s Discount Furniture, Best Buy, DSW, Alamo Drafthouse Cinema and PetSmart, 16 shops, 4 QSRs and 2 vacancies including a 55,000 sf former supermarket. Burlington’s sales volume is reportedly among the top 5 in

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that chain. It is oversized at 104,000 sf, pays rent well below market through 2034 and may present a lease restructuring opportunity. Numerous national retailers are interested in all or part of the former supermarket. A difficult entitlement environment and limited land availability make significant new competition in the corridor unlikely. Renovation, remerchandising and expansion are likely.

Gun Hill Commons (~1% of asset value) on Gun Hill Road is a 77,000 sf center in the Bronx. Within 3 miles are 626,000 people with an AHI of $59,000. The center’s Aldi supermarket (reportedly one of the most productive in its chain), Planet Fitness, Petco, Dollar Tree and T.G.I. Friday’s work with the adjacent Home Depot and Chuck E. Cheese owned by others to create a broader draw despite the presence of Bay Plaza Mall across I-95. Other tenants at the property are Feel Beauty Supply, Dunkin’ Donuts, a bank and a dark, but rent-paying, former Duane Reade. Aldi will expand by approximately 4,000 sf once public approvals are obtained.

Forest Commons (~1% of asset value) is a 165,000 sf, grocery-anchored neighborhood center on Forest Avenue in Staten Island. The property’s 3-mile radius includes 204,000 people with an $85,000 AHI. Western Beef, which is a regional grocer that performs well in this type of market, and Planet Fitness anchor the property which also includes an Advanced Auto Parts/Mavis Discount Tire combo, Lumber Liquidators, 13 shops, a dentist, a tax preparer, a QSR and a vacancy.

Cross Bay Commons (~1% of asset value) is in Howard Beach (Queens), NY on Cross Bay Blvd. immediately south of Belt Parkway Exit 17. The boulevard is the main road serving this mature, stable community. This nearly full block of retail combines with several additional blocks of small stores to the south and with a Stop & Shop directly across the street to function like a grocery-anchored neighborhood center. The 46,000 sf property contains 32,000 sf of street retail and 14,000 sf of office space on a partial second level. The retail is 86% leased with 2 small vacancies. The office is 49% occupied with 7,000 sf available. Of the total 46,500 sf, health care and food uses occupy 27% and 13%, respectively. Unlike other commercial blocks in the area which have no dedicated parking, the asset has a 97 car lot for its exclusive use. A 1-mile radius around the center captures 38,000 people with a $95,000 AHI. The building’s exterior and the office common areas are being renovated in 2017 to facilitate full lease-up.

Freeport Commons (~2% of asset value) in Freeport, NY is located on and visible from Sunrise Highway, one of the major east-west routes on Long Island. It also fronts on and has access to Merrick Road, another important arterial. The 173,000

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sf center includes Home Depot and Staples (first on LI 28 years ago), both of which are strong performers. Within 5 miles are 425,000 people with a $118,000 AHI. Home Depot draws from an even larger catchment owing to the location and spacing of DIY stores in Nassau County and to the store’s proximity to the Southern State and Meadowbrook Parkways. Following Superstorm Sandy in 2012, Home Depot sales exceeded a staggering $100 million. It recently chose to expand into 50,000 sf of adjacent and to extend its term to 2036.

Mt. Kisco Commons (~1% of asset value) on North Bedford Road in Mt. Kisco is a 189,000 sf, open air center anchored by Target and Stop & Shop, which bought the prior A&P lease for $28 million. Five shops, a bank, a former Applebee’s and a vacancy complete the offering. Two QSRs will replace the former Applebee’s. Target and Stop & Shop do not provide sales, but reportedly do very well. The 3-mile radius captures 25,000 people with an AHI of $171,000; the 5-mile ring captures 51,000 people with a $220,000 AHI. A dearth of retail in the area and high barriers to entry for new product undergird $40 psf shop rents.

Huntington Commons (~1% of asset value) in Huntington, NY is on busy Rt. 110 one mile north of the “downtown,” which is experiencing a commercial renaissance, and ½ mile south of the town’s LIRR station. Kmart anchors the 204,000 sf center and Home Depot (119,000 sf) is a shadow anchor. The balance of the merchandising is Marshalls, Old Navy and Petco, 6 shops, 4 restaurants, an Outback Steakhouse, 2 QSRs, a Burger King, a bank, a state DMV office and a community center. The 3 mile catchment contains 80,000 people with a $141,000 AHI; the 5 mile numbers are 154,000 people and $159,000. Estimated center sales are $75 million. Converting 11,000+/- sf of unused basement space under the bank and Outback to Rt. 110-facing service/retail space will begin in 4Q17. Efforts to recapture the Kmart and to upgrade merchandising are also underway.

Party City in Oceanside, NY (<1% of asset value) is on Long Reach Road less than 1.5 miles south of the Southern State Parkway. Within 3 miles, which is roughly half the distance to next closest unit in Inwood, are 153,000 people with a $124,000 AHI. The 15,500 sf store benefits from traffic on Long Reach Road heading to the major retail concentration one mile south and consistently posts good sales. Demand for space in this heavily-populated, affluent area is strong and the building would quickly release if it ever became available.

Burnside Commons (<1% of asset value) in Inwood (Nassau County), NY is a 100,000 sf, grocery-anchored, neighborhood center offering Stop & Shop, 6 shops, 4 QSRs and 2 small vacancies. The property is very close to the Nassau-Queens border allowing it to serve the affluent Five Towns in southwest Nassau and the

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heavily-populated Queens neighborhoods of Far Rockaway and Bayswater. The 3-mile radius captures 165,000 people with a $102,000 AHI. A significant portion of that area is JFK International Airport, Jamaica Bay and other uninhabitable areas meaning that the effective population density is much higher.

Hubbards Commons (<1% of asset value) in West Babylon, NY is a 77,000 sf, grocery-anchored, neighborhood center anchored by Best Market, a regional supermarket with 24 of its 30 units on Long Island. Many of its stores are leases acquired from A&P, Pathmark and Waldbaum’s. The balance of the property includes RiteAid, 6 shops, 3 QSRs, a restaurant and 4 vacancies. The recently renovated center enjoys excellent visibility from the adjacent Sunrise Highway. Within 3 miles are 147,000 people with a $105,000 AHI. Public processing is nearly complete for a 10,000 sf strip building on an adjacent parcel of land.

PHILADELPHIA
McDade Commons (<1% of asset value) in Glenolden, PA is a 92,000 Walmart and a 10,000 sf strip building with 3 shops. The center is on North McDade Boulevard, an important arterial serving the dense, but modest, southwest suburbs of Philadelphia. Within 3 miles are 188,000 people with a $71,000 AHI; at 5 miles the numbers are 451,000 people and $67,000 as that distance reaches into the city.

Broomall Commons (~1% of asset value) on Westchester Pike in Broomall, PA measures 169,000 sf and offers Giant, Planet Fitness, A.C. Moore, PetSmart and Pep Boys. A 3-mile radius around the center picks up 52,000 people with a $128,000 AHI. Looking at 5 miles, these metrics are 205,000 and $127,000. Total center sales are good at almost $30 million.

Martens Commons (~1% of asset value) in Bensalem, PA occupies a highly-visible corner within one mile of SPG’s Franklin Mills and the Parx Casino, both major traffic generators. The 185,000 sf center includes Kohl’s, Ross, Staples, Petco, 6 shops, a Friendly’s, a Mexican restaurant and a bank. Within 3 miles are 101,000 people with a $76,000 AHI; at 5 miles, the numbers are 282,000 and $75,000. Kohl’s and Ross do not report sales, but are known to be strong performers.

MARYLAND
Goucher Commons (~1% of asset value) is a 155,000, sf open-air center at the key intersection of Goucher Blvd. and Joppa Road in Towson, MD approximately one mile east of GGP’s Towson Town Center and directly across Prince Road from Kimco’s Towson Place (Walmart and Target). A 3-mile radius captures 135,000 people with an AHI of $85,000; at 5 miles those metrics are 323,000 and $89,000.

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Until early 2016, anchor tenants were Shoppers Food Warehouse, hhgregg, HomeGoods, Golf Galaxy and Staples, with Mattress Firm, DXL Destination XL, Corner Bakery, Noodles and Chipotle rounding out the offering. Both Shoppers Food (40,000 sf) and hhgregg (30,200 sf) underperformed and were recaptured. The 40,000 sf Shoppers’ space is now Ulta, Kirkland’s, Five Below and Tuesday Morning with the new tenants paying almost five times what Shoppers did. There is a lease out with a popular grocer new to the market for the former hhgregg space.

Rockville Town Center (<1% of asset value) in Rockville, MD is a 94,000 sf, mixed use property comprising a lower level Regal 13 Cinema, 6 QSRs, a barber shop and one vacancy at-grade and office on the upper level. The office component includes a Regus shared office operation. The center is part of Rockville Town Square which encompasses Montgomery County offices and courts, other offices, apartments, restaurants, retail, parking, a Metro station and public spaces. Daytime office workers and the theater drive traffic to the asset’s food service operators all day. The 3-mile radius captures 106,000 people with a $142,000 AHI.

CALIFORNIA
1149 S. Main Street and 1556 Mt. Diablo Blvd. (~2% of asset value) are integral parts of the downtown Walnut Creek, CA shopping district. Rigid urban design guidelines that are strictly enforced produce a unique and desirable “live, work, play” setting. The 5 miles around downtown are well-populated and affluent, containing 200,000 people with an AHI of $130,000. Looking out to 10 miles, from which downtown certainly draws, population is 490,000 and AHI is $136,000. 1149 S. Main sits directly across the street from the Neiman Marcus store in Macerich’s recently renovated, expanded and highly-productive Broadway Plaza. Originally occupied by Barnes & Noble, Anthropologie leased the entire facility for a 32,000 sf flagship store at significantly higher rent. 1556 Mt. Diablo is two blocks away and around a corner from 1149 S. Main. Originally an auto service facility, the 7,000 sf building was converted to retail in 2010 and leased to Anthropologie. When Anthropologie relocated to its new store, Z Gallerie leased the space at a similarly higher rent. In the future, it may be possible to acquire an adjacent property and expand the building.

PUERTO RICO
Las Catalinas Mall (~3% of asset value) is one of the best enclosed regional shopping centers in Puerto Rico. It is 15 driving miles south of central San Juan along Highway 52, the major road connecting the north and south sides of the island, and Rt. 1 at their intersections with Rt. 156. There are more than 100,000

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people within 3 miles and 585,000 people within 10 miles and the official average household income is $39,000+/-. However, this metric understates purchasing power owing to the size of the island’s underground economy. The nearest competing malls, locally-owned Plaza Las Americas and Simon Property Group’s Plaza Carolina, are both more than 15 congested road miles away. The center’s 497,000 sf include anchors Sears (not owned) and Kmart, a mix of more than 60 local and mainland merchants, a food court and 2 sit-down restaurants (Outback and P.F. Changs). Five outparcels accommodate a sit-down and 2 fast food restaurants and 2 banks. The non-anchor space is 90% leased and comparable in-line sales productivity is $425 psf. Total sales volume including the anchors exceeds $100 million.

Montehiedra Town Center (~3% of asset value) approximately 7 miles south of central San Juan is a value-oriented/outlet hybrid providing metro area residents with the most convenient access to outlet shopping. Simon Property Group’s Barceloneta property is 30 miles west, while the locally-owned and failing Outlet 66 is 15 miles east. Montehiedra has direct access from a Rt. 52 interchange and is surrounded by some of the island’s best residential neighborhoods. There are over 100,000 people within 3 miles and 768,000 people within 7 miles. Kmart, Mega-Marshalls, Caribbean Cinemas and Home Depot anchor the 541,000 sf center which also includes more than 50 shops, a food court, 2 sit-down restaurants (Romano’s Macaroni Grill and Chili’s) and 2 fast food operations on outparcels. Popular outlets include Polo, Gap, Nike, Puma and Skechers. The theater is recently renovated and currently has the only IMAX auditorium in Puerto Rico. The non-anchor space is 85% leased and comparable in-line sales productivity is $485 psf and growing despite the island’s currently strained economy. The newly-renovated center has been operating only a year and, while still leasing-up and stabilizing, is producing total sales exceeding $120 million. An adjacent, 3+ acre, undeveloped parcel is approved for 20,000+ sf of additional retail.

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Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this document. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, appropriate project and corporate-level cap rates, the Company's ability to (i) complete its development, redevelopment and anchor repositioning projects, (ii) achieve the estimated unleveraged returns for such projects, (iii) pursue, finance and complete acquisition opportunities, and (iv) execute the planned refinancing described herein. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” involved in our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents filed by the company with the SEC.

The percentage of each property's "asset value" represents management's estimate of such property's gross asset value as a percentage of the gross asset value of all of the Company's properties.

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